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                                                                    Exhibit 23.5








                         CONSENT OF FINANCIAL ADVISOR


         We hereby consent to the use of our opinion included as Annex C to the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 relating to the proposed merger of Allegiant Bancorp, Inc. with and into Southside Bancshares Corp., and to the reference to our firm name under the captions "Summary", "Background of the Merger; Boards' Recommendations and Reasons for the Merger", "Opinion of Southside's Financial Advisor" and "Conditions of the Merger" in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.


                                    STIFEL, NICOLAUS & COMPANY, INCORPORATED

                                    By:  /s/ Mark J. Ross
                                         --------------------------------
                                         Mark J. Ross
                                         Vice President





St. Louis, Missouri

June 15, 2001